Exhibit 1.1

VENTAS, INC.

21,070,658 Shares of Common Stock

UNDERWRITING AGREEMENT
Dated January 3, 2012

CITIGROUP GLOBAL MARKETS INC.

UNDERWRITING AGREEMENT

January 3, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Ventas, Inc., a Delaware corporation (“Ventas” or the “Issuer”) and Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and the persons set forth on Schedule A hereto (the “Selling Stockholders”) agree with Citigroup Global Markets Inc. (the “Underwriter”) as set forth in this underwriting agreement (this “Agreement”).  Each of Ventas and the Operating Partnership are referred to herein sometimes individually as a “Ventas Entity” and together as the “Ventas Entities.”

The Selling Stockholders propose to sell, severally and not jointly, to the Underwriter an aggregate of 21,070,658 shares of the Issuer’s common stock, par value $0.25 per share (the “Securities”).  The number of Securities that each Selling Stockholder is selling to the Underwriter is set forth opposite such Selling Stockholder’s name on Schedule A.  Delivery of the Securities will be made through the facilities of The Depository Trust Company (“DTC”).

SECTION 1.         Representations and Warranties.

(a)            Representations and Warranties by the Ventas Entities.  The Ventas Entities, jointly and severally, represent and warrant to the Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(iv) and as of the Closing Time referred to in Section 2(c), and agree with the Underwriter, as follows:

(i)           Registration Statement.  The Issuer has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-174346), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  Any preliminary prospectus supplement that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus is hereafter called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, such Base Prospectus, any preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, such Base Prospectus, any preliminary prospectus or Prospectus, as the case may be.

(ii)          Compliance with Registration Requirements.  The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Ventas Entities, are contemplated or threatened by the Commission.

Each of the preliminary prospectus, if any, and the Prospectus when filed complied in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act and at the Closing Time (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with (A) information relating to the Underwriter furnished to Ventas in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information described as such in Section 6(c) hereof or (B) information relating to the Selling Stockholders furnished to Ventas in writing by any Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the information described in Section 1(c)(vi) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(iii)         Well-Known Seasoned Issuer.   (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) or determining compliance under Rule 405 of the Securities Act, and (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, the Issuer was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and Ventas has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(iv)         Disclosure Package.  The term “Disclosure Package” shall mean (i) the Base Prospectus and the preliminary prospectus, if any, as amended or supplemented, (ii) the pricing information orally conveyed to prospective investors set forth on Annex A attached hereto (the “Pricing Information”) and (iii) any free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  As of the date and time of execution of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with (A) information relating to the Underwriter furnished to Ventas in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information described as such in Section 6(c) hereof or (B) information relating to the Selling Stockholders furnished to Ventas in writing by any Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the information described in Section 1(c)(vi) hereof.

(v)          Issuer Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) determining compliance under Rule 405 of the Securities Act, the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer.

(vi)         Issuer Free Writing Prospectuses.  Each issuer free writing prospectus as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuer notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Issuer has promptly notified and shall promptly notify the Underwriter and has promptly amended or supplemented or shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with (A) information relating to the Underwriter furnished in writing to the Issuer by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter Information described as such in Section 6(c) hereof or (B) information relating to the Selling Stockholders furnished to Ventas in writing by any Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholders consists of the Information described in Section 1(c)(vi) hereof.

(vii)        Distribution of Offering Material by the Issuer.  The Issuer has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriter’s distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus (if any), the Prospectus, the Disclosure Package, and any Issuer Free Writing Prospectus reviewed and consented to by the Underwriter or included in the Registration Statement.

(viii)       No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(ix)         Capitalization.  Ventas has an authorized capitalization of 600,000,000 shares of common stock, $0.25 par value (the “Common Stock”), and 10,000,000 shares of preferred stock, $1.00 par value.  All of the issued and outstanding shares of capital stock or other equity interests (including the Securities being sold hereunder by the Selling Stockholders) of Ventas have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right.  All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Ventas have been duly and validly authorized and issued, are fully paid and (except in the case of general partnership interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in each of the Disclosure Package and the Prospectus, are owned by Ventas, directly or indirectly through one or more Subsidiaries, free and clear of all Liens other than Liens (i) that will be discharged at or prior to the Closing Time or (ii) that are described in each of the Disclosure Package and the Prospectus and secure indebtedness described in each of the Disclosure Package and the Prospectus.  There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Significant Subsidiaries.  For purposes of this Agreement, “Significant Subsidiary” means any Subsidiary whose total assets or annualized revenues (when aggregated with those of its Subsidiaries) as of the date of this Agreement exceed 10% of the consolidated total assets or consolidated annualized revenues of Ventas and the Subsidiaries as of the date of this Agreement.  “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

(x)           [Reserved].

(xi)          Description of the Securities.  The Securities to be purchased by the Underwriter from the Selling Stockholders have been validly issued, are fully paid and nonassessable and conform to the description thereof contained or incorporated by reference in the Prospectus and the Disclosure Package; and the stockholders of the Issuer do not have any preemptive or similar rights with respect to the Securities.

(xii)         Good Standing of Ventas and Its Subsidiaries; Power and Authority.  Each of Ventas and its (a) Significant Subsidiaries is a corporation, partnership, limited liability company or real estate investment trust duly organized and validly existing under the laws of the jurisdiction of its organization, (b) Subsidiaries has all requisite corporate, partnership, limited liability company or trust power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and carry on its business as now being conducted, except where the failure to obtain any such license, authorization, consent and approval is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below), and (c) Subsidiaries is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary except where failure to be so qualified and in good standing is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect (as defined below).  Each of the Ventas Entities has all requisite corporate, partnership, limited liability company or trust power and authority to execute, deliver and perform all of its obligations under this Agreement and to consummate the transactions contemplated hereby to be consummated on its part.  A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or otherwise), results of operations, performance or properties of Ventas and the Subsidiaries, taken as a whole.

(xiii)       Authorization of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by each of the Ventas Entities.

(xiv)       Absence of Defaults and Conflicts.  Neither Ventas nor any Subsidiary is in violation of its charter, bylaws or other constitutive documents.  Except as described in each of the Disclosure Package and the Prospectus, none of Ventas or any Subsidiary is (A) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (B) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, which, in the case of clauses (A) and (B), individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.  There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by Ventas or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(xv)        Absence of Defaults and Conflicts upon Consummation of Offering.  None of the offer or sale of the Securities by the Selling Stockholders, the execution, delivery or performance of this Agreement by each of the Ventas Entities or the consummation by the Ventas Entities of the transactions contemplated by this Agreement to be consummated on their part and described in each of the Disclosure Package and the Prospectus violate or will violate, conflict with or constitute a breach of any of the terms or provisions of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or results in the creation or imposition of a lien, charge, or encumbrance on any property or assets of Ventas or any Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of Ventas or any Subsidiary, (ii) any law, statute, rule or regulation applicable to Ventas or any Subsidiary or their respective assets or properties, (iii) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over Ventas or any Subsidiary or their respective assets or properties or (iv) any Agreements and Instruments, except in the case of clauses (ii) and (iv), for such violations, conflicts, breaches, defaults, liens, charges or encumbrances that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuer or any Subsidiary for the execution, delivery and performance by the Ventas Entities of this Agreement, including the consummation of any of the transactions contemplated hereby to be consummated on their part, except such as have been or will be obtained or made at or prior to the Closing Time, including, without limitation, such as may be required by the Securities Act, state securities laws, blue sky laws and the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvi)       Absence of Proceedings.  Except as set forth in each of the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Ventas Entities, threatened or contemplated, to which any of Ventas or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, that is, individually or in the aggregate, reasonably likely (i) to have a Material Adverse Effect, or (ii) to adversely affect the consummation of the transactions contemplated by this Agreement and described in each of the Disclosure Package and the Prospectus.  Except as set forth in each of the Disclosure Package and the Prospectus, there is (A) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of any of the Ventas Entities, that has been proposed by any governmental body or agency, domestic or foreign, and (B) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Ventas or any Subsidiary is or may be subject that in the case of clauses (A) and (B) is, individually or in the aggregate, (x) reasonably likely to have a Material Adverse Effect, or (y) reasonably likely to adversely affect the consummation of the transactions contemplated by this Agreement.  Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Securities that has been received by Ventas or any Subsidiary or their counsel prior to the date hereof has been, or will prior to the Closing Time be, complied with in all material respects.

(xvii)      Exchange Act Compliance.  Ventas is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(xviii)     Absence of Labor Dispute.  Except as is not reasonably likely to have a Material Adverse Effect, no labor disturbance by the employees of Ventas or any Subsidiary exists or, to the knowledge of any of the Ventas Entities, is imminent.  None of the Ventas Entities is aware of any existing or imminent labor disturbance by the employees of Kindred Healthcare, Inc. that may reasonably be expected to result in a Material Adverse Effect.

(xix)        Environmental Laws.  Except as described in each of the Disclosure Package and the Prospectus, Ventas and each Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (“Environmental Laws”), other than noncompliance or such costs or liabilities that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All currently pending and, to the knowledge of any of the Ventas Entities, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority to which any of the Ventas Entities is subject that are reasonably likely to result in a Material

Adverse Effect are accurately described in all material respects in each of the Disclosure Package and the Prospectus.

(xx)         Possession of Licenses and Permits.  Ventas and each Subsidiary has (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable authorities, all self-regulatory authorities and all courts and other tribunals (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in each of the Disclosure Package and the Prospectus, except where the failure to hold such Authorizations is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, and (B) no knowledge that any governmental body or agency, domestic or foreign, is considering limiting, suspending or revoking any such Authorization, except where any such limitations, suspensions or revocations are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  All such Authorizations are valid and in full force and effect, and Ventas and each Subsidiary is in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxi)        Title to Property.  Ventas and each Subsidiary has good and marketable title in fee simple or a ground leasehold interest in all items of real property described as owned by them in Ventas’ filings with the Commission, except for properties capitalized under capital leases, and good and marketable title to all personal property owned by each of them, in each case free and clear of all Liens, except (i) for Liens described in each of the Disclosure Package and the Prospectus and (ii) to the extent that the failure to have such title or the presence of such Liens is not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.  Any real property and buildings held under lease by Ventas or any Subsidiary are held under valid, subsisting and enforceable leases, except to the extent that the failure to so hold such real property and buildings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(xxii)       Authorization, etc. of Leases.  Each of Ventas’s and the Subsidiaries’ leases, including the Master Leases (as defined below), has been duly authorized by one or more of Ventas and its Subsidiaries, as applicable, and is a valid and binding agreement of Ventas and/or any such Subsidiary, and, to the knowledge of Ventas and/or any such Subsidiary, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and except, with respect to Ventas’s and the Subsidiaries’ leases (other than the Master Leases), as would not individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  To the knowledge of any of the Ventas Entities, no lessee or sublessee of any portion of any of the properties owned or leased by Ventas and/or any Subsidiary is in default under its respective lease and there is no event that, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except as described in each of the Disclosure Package and the

Prospectus and except for such defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  The term “Master Leases” refers to the four second amended and restated master lease agreements, dated as of April 27, 2007, by and among the Operating Partnership and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc.

(xxiii)      Qualification as a REIT.  Commencing with Ventas’s taxable year ended December 31, 1999, Ventas has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Issuer’s current and proposed method of operation will enable the Issuer to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxiv)      Possession of Intellectual Property.  Each of Ventas and each Significant Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how, trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in each of the Disclosure Package and the Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property is not reasonably likely to have a Material Adverse Effect.  None of Ventas or any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, is reasonably likely to have a Material Adverse Effect.  To the knowledge of each of the Ventas Entities, the use of the Intellectual Property in connection with the business and operations of Ventas and the Subsidiaries does not infringe on the rights of any person, except for such infringement as is not reasonably likely to have a Material Adverse Effect, and neither Ventas nor any Subsidiary has received any notice of, and otherwise has no knowledge of, any threatened or existing action, suit, proceeding or claim by any person challenging use of the Intellectual Property by Ventas and the Subsidiaries.

(xxv)      Tax Returns and Payment of Taxes.  (A) All tax returns required to be filed by Ventas and each Subsidiary have been timely filed in all jurisdictions where such returns are required to be filed; (B) Ventas and each Subsidiary have paid all taxes, including, but not limited to, income, value added, property and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable, other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles (“GAAP”) or those currently payable without penalty or interest; and (C) Ventas and each Subsidiary has complied with all withholding tax obligations; except in the case of any of clause (A), (B) or (C), where the failure to make such required filings, payments or withholdings is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.  Except as described in each of the Disclosure Package and the Prospectus, none of Ventas or any Subsidiary has knowledge of any material proposed additional tax assessments against Ventas or any of the Subsidiaries or their assets or property.

(xxvi)               Certain ERISA Matters.  None of Ventas or any of the Subsidiaries has (A) any liability for any prohibited transaction, (B) failed to satisfy the minimum funding standard (within the meaning of Section 412 of the Code), whether or not waived, or (C) any liability for any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which Ventas or any Subsidiary makes or ever has made a contribution and in which any employee of Ventas or any Subsidiary is or has ever been a participant; except, in the case of any of clause (A), (B) or (C), where such liability or failure is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.  With respect to such plans, Ventas and each Subsidiary is in compliance with all applicable provisions of ERISA, except where the failure to be in compliance is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(xxvii)              Investment Company Act.  No Ventas Entity is, nor upon the consummation of the transactions contemplated herein or in the Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxviii)             Insurance for Properties.  Each of Ventas and each Subsidiary maintains or causes to be maintained by the lessee under the leases for its properties or by the manager of its properties insurance covering its properties (including title to its properties), assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice and in Ventas’s reasonable judgment sufficient to protect Ventas and the Subsidiaries and their businesses.

(xxix)               Accounting and Other Controls.  Ventas maintains effective internal control over financial reporting as defined in the Exchange Act.  Each of Ventas and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that:  (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxx)                No Material Weakness in Internal Controls.  Except as disclosed in each of the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of Ventas’s most recent audited fiscal year, there has been (i) no material weakness in Ventas’s internal control over financial reporting (whether or not remediated) and (ii) no change in Ventas’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Ventas’s internal control over financial reporting.

(xxxi)               No Material Adverse Change in Business.  As of September 30, 2011, neither Ventas nor any Subsidiary had incurred any material liabilities or obligations, direct or contingent, that were not set forth in Ventas’s consolidated balance sheet as of September 30, 2011, or in the notes thereto, incorporated by reference in each of the Disclosure Package and the Prospectus, or otherwise described therein, other than the performance by Ventas and each Subsidiary of their respective obligations under ordinary course executory contracts that are not in default, that would not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the Securities Act and the Exchange Act, to be disclosed on a regularly prepared balance sheet or in the notes thereto.  Since the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) none of Ventas or any Subsidiary has (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or otherwise) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there has not been any change in the long-term debt of Ventas or any of the Subsidiaries or in the authorized capitalization of Ventas.

(xxxii)              Section 7 of the Exchange Act and Regulations T, U and X.  Neither Ventas nor any Subsidiary (or any agent thereof acting on its behalf other than the Underwriter, as to whom Ventas makes no representation or warranty) has taken, and none of them will take, any action that would cause this Agreement or the sale of the Securities to violate Section 7 of the Exchange Act or Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect, or as the same may hereafter be in effect, at the Closing Time.

(xxxiii)             Independent Accountants and Financial Statements.  Ernst & Young LLP is an independent registered public accounting firm with respect to Ventas, as required by the Securities Act and the Exchange Act.  The historical financial statements, together with the related financial schedules and notes thereto, included or incorporated by reference in each of the Disclosure Package and the Prospectus that relate to Ventas and the Subsidiaries present fairly in all material respects the consolidated financial position and results of operations of Ventas and the Subsidiaries at the respective dates and for the respective periods indicated.  Such historical financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as disclosed in each of the Disclosure Package and the Prospectus).  The supporting schedules of Ventas and the Subsidiaries, if any, included or incorporated by reference in each of the Disclosure Package and the Prospectus that relate to Ventas and the Subsidiaries present fairly in all material respects in accordance with GAAP the information required to be stated therein and comply as to form in all material respects with the applicable accounting requirements of the Securities Act.  The pro forma financial statements and the related notes thereto included in the Disclosure Package and the Prospectus have been prepared on a basis consistent with such historical financial statements, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The other financial and statistical information and data included or incorporated by reference in each of the Disclosure Package and the Prospectus relating to Ventas and the Subsidiaries are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Ventas and the Subsidiaries.  Other than the financial statements or supporting schedules included or incorporated by reference in the Disclosure Package and the Prospectus, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Disclosure Package and the Prospectus.

(xxxiv)             Solvency.  Each of the Ventas Entities is and will be, immediately following the sale of the Securities at the Closing Time, Solvent (as defined below).  None of the Ventas Entities is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and none of the Ventas Entities has knowledge of any person contemplating the filing of any such petition against any of the Ventas Entities.  As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (d) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (e) such person is able to pay its debts as they become due and payable.

(xxxv)              Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, including, but not limited to, the most recent Annual Report of Ventas on Form 10-K filed with the Commission, as amended by the Form 10-K/A filed on March 1, 2011 (the “Annual Report”), and each quarterly report of Ventas on Form 10-Q and each Current Report of Ventas on Form 8-K, in each case filed with the Commission since the end of the fiscal year to which the Annual Report relates, and Ventas’s Proxy Statement for the 2011 Annual Meeting of Stockholders, prior to the Execution Time, when they became effective or at the time they were or hereafter are filed with the Commission (the “Incorporated Documents”), complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in each of the Disclosure Package and the Prospectus, at the Applicable Time and at the Closing Time, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

(xxxvi)             No Stabilization or Manipulation.  None of Ventas or any Subsidiary or, to the best of its knowledge, any of their directors, officers or affiliates (other than the Selling Stockholders, as to whom Ventas makes no representation or warranty) has taken or will take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(xxxvii)            [Reserved].

(xxxviii)           Statistical and Other Data.  All (A) statistical and market-related data and (B) data (including financial information) with respect to Kindred Healthcare Inc., Brookdale Senior Living Inc., Sunrise Senior Living, Inc., Nationwide Health Properties, Inc. (“NHP”), or Atria Senior Living Group, Inc. and One Lantern Senior Living Inc. (together, “Atria”) included in each of the Disclosure Package and the Prospectus are based on or derived from sources that the Ventas Entities reasonably believe to be accurate in all material respects or represent the Ventas Entities’ good faith estimates that are made on the basis of data derived from sources the Ventas Entities reasonably believe to be reliable and accurate in all material respects.

(xxxix)              Sarbanes-Oxley Compliance.  Ventas is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(xl)                   No Unlawful Payments.  None of the Ventas Entities nor, to the knowledge of the Ventas Entities, any director, officer, agent or employee of the Ventas Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Ventas Entities and, to the knowledge of the Ventas Entities, their affiliates have conducted their business in compliance in all material respects with the FCPA.  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(xli)                  No Conflict with Money Laundering Laws.  The operations of the Ventas Entities and their Subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Ventas Entities and their Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Ventas Entities, threatened.

(xlii)                 No Conflict with OFAC Laws.  None of the Ventas Entities or their Subsidiaries nor, to the knowledge of the Ventas Entities, any director, officer, agent, employee or affiliate of the Ventas Entities or any of their Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(xliii)                Listed Securities.  The New York Stock Exchange has authorized the listing of the Securities.

(b)           Ventas Entities Officer’s Certificates.  Any certificate signed by any officer of any of the Ventas Entities addressed and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Ventas Entities to the Underwriter as to the matters covered thereby.  The Ventas Entities acknowledge that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 5 hereof, counsel to the Ventas Entities and counsel to the Underwriter will rely upon the accuracy of the foregoing representations, and the Ventas Entities hereby consent to such reliance.

(c)           Representation and Warranties by the Selling Stockholders.  Each of the Selling Stockholders, severally but not jointly, represents and warrants to, and agrees with, the Underwriter that:

(i)            Authorization. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Securities to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(ii)           Absence of Default or Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Securities to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except in the case of (i) and (iii) above for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(iii)          Description of Securities. Such Selling Stockholder has, and immediately prior to the Closing Date on which such Selling Stockholder is selling Securities such Selling Stockholder will have, good and valid title to or a valid “security entitlement”

within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by such Selling Stockholder hereunder on such Closing Date free and clear of all liens, encumbrances, equities or claims.

(iv)          DTC and Cede & Co. Upon payment by the Underwriter for the Securities to be sold by such Selling Stockholder, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter have notice of any adverse claim to such Securities (such notice being within the meaning of Section 8-105 of the UCC)), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement.  For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Issuer’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(v)           No Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(vi)          Disclosure Package. The Disclosure Package, at the Applicable Time did not, and the Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of filing pursuant to Rule 424(b) and at the Closing Time did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes no representation or warranty with respect to any statements or omissions other than statements made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Issuer in writing by the Selling Stockholder expressly for use in the Disclosure Package or the Prospectus, as amended or supplemented, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the name and beneficial ownership information about such Selling Stockholder set forth in the “Selling Stockholders” section of the Prospectus included in the Registration Statement, a copy of which is set forth on Schedule A attached hereto.

SECTION 2.           Sale and Delivery to the Underwriter; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder agrees to sell,

severally and not jointly to the Underwriter, and the Underwriter agrees to purchase from such Selling Stockholder, at a purchase price of $53.45 per share, the number of Securities set forth opposite such Selling Stockholder’s name on Schedule A attached hereto.

(b)           [Reserved.]

(c)           Payment.  Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Underwriter, the Selling Stockholders and the Issuer at 9:00 A.M. (Eastern time) on the third (fourth, if the Applicable Time occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than seven business days after such date as shall be agreed upon by the Underwriter, the Selling Stockholders and the Issuer (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to each Selling Stockholder by wire transfer of immediately available funds to a bank account or accounts designated by such Selling Stockholder and in the amount set forth opposite such Selling Stockholder’s name on Schedule A attached hereto against delivery to the Underwriter of the Securities to be purchased by it.

(d)           Denominations; Registration.  One or more of the Securities in global form shall be in such denominations as specified by the Underwriter and registered in the name of Cede & Co., as nominee of DTC.  The Securities will be made available for examination by the Underwriter through the Company’s transfer agent not later than 1:00 P.M. (Eastern time) on the business day prior to the Closing Time.

(e)           Delivery of Prospectus to the Underwriter.  Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriter for sale to the public, to the extent required, Ventas shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriter shall reasonably request.

SECTION 3.           Covenants of the Ventas Entities and the Underwriter.  The Ventas Entities, jointly and severally, covenant with the Underwriter and, as applicable, the Underwriter covenants with the Ventas Entities as follows:

(a)           Underwriter’s Review of Proposed Amendments and Supplements.  During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriter or dealer, disregarding any exemption pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, Ventas shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and Ventas shall not file or use any such proposed amendment or supplement to which the Underwriter reasonably objects within a reasonable time.

(b)           Securities Act Compliance.  After the date of this Agreement, the Ventas Entities shall promptly advise the Underwriter in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments or requests for additional or supplemental information from the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any receipt by the Ventas Entities of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes.  The Ventas Entities shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Ventas Entities will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest practicable moment, or, subject to Section 3(a) hereof, will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Ventas Entities agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder.

(c)           Exchange Act Compliance.  During the Prospectus Delivery Period, the Ventas Entities will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)           [Reserved].

(e)           Permitted Free Writing Prospectuses.  The Ventas Entities represent, jointly and severally, that they have not made, and agree that, unless they obtain the prior written consent of the Underwriter, they will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Ventas Entities with the Commission or retained by the Ventas Entities under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Annex A hereto and any electronic road show.  Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Ventas Entities agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Ventas Entities consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Ventas Entities not to take any action without the Ventas Entities’ consent (which consent shall be confirmed in writing) that would result in the Ventas Entities being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that would not be required to be filed by the Ventas Entities thereunder but for the action of the Underwriter.

(f)            Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable judgment of the Ventas Entities or their counsel it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, the Ventas Entities agree to (i) notify the Underwriter of any such event or condition and (ii) upon reasonable notice to the Underwriter, promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use their reasonable best efforts to have any amendment to the Registration Statement or any new registration statement declared effective) and furnish at their own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           Copies of the Registration Statements and the Prospectus.  The Ventas Entities will furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each preliminary prospectus, if any, the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Underwriter may reasonably request.

(h)           Blue Sky Qualifications.  The Ventas Entities agree to use their reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Ventas Entities shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Ventas Entities will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of the Securities.

(i)            Clear Market.  Without the prior written consent of the Underwriter, Ventas will not, during the period ending 60 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or (iii) file with the Commission a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock, or publicly disclose the intention to effect any transaction described in clause (i), (ii) or (iii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that the foregoing shall not apply to (A) the sale of the Securities under this Agreement, (B) the grant by the Ventas Entities of employee or director stock options, shares of restricted stock or restricted stock units in the ordinary course of business or the issuance by the Ventas Entities of any shares of Common Stock upon the exercise of an option or warrant, the settlement of any stock unit account or the conversion of a security outstanding on the date hereof, (C) the filing and effectiveness of any amendment to Ventas’s existing shelf registration statements (Registration No. 333-141605 and 333-158424, respectively) relating to the resale of shares of Common Stock issued upon conversion of the Issuer’s 3 7/8% Convertible Senior Notes due 2011 or the addition of any subsidiary guarantor registrants, as applicable, (D) the issuance and sale of shares of Common Stock pursuant to, or the filing of a new shelf registration statement relating to, the Ventas Employee and Director Stock Purchase Plan or the Ventas Distribution Reinvestment and Stock Purchase Plan, (E) the filing of a new universal shelf registration statement to replace the existing shelf registration statement, provided that the securities registered under such new universal shelf registration statement shall remain subject to the restrictions above, (F) the issuance of Class A Partnership Units of NHP/PMB L.P. or shares of Common Stock upon redemption of Class A Partnership Units of NHP/PMB L.P., and the filing with the Commission of any registration statements under the Securities Act relating thereto and (G) the issuance of shares to sellers in connection with acquisitions or business combinations, the execution of any agreement to effect any such issuance and the filing with the Commission of any registration statements under the Securities Act relating thereto, provided such shares shall be subject to the restrictions set forth in this section for the remaining time period, if any.

(j)            [Reserved].

(k)           Periodic Reporting Obligations.  During the Prospectus Delivery Period, the Ventas Entities shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(l)            [Reserved].

(m)          [Reserved].

(n)           [Reserved].

(B)           Covenants of the Selling Stockholders.  Each Selling Stockholder, severally and not jointly, covenants with the Underwriter as follows:

(a)           W-9 Delivery.  It will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

(b)           Clear Market. During the period beginning on the date hereof and continuing to and including the 60 day after the date of the Prospectus, without the consent of the Underwriter, it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Stock, or any options or warrants to purchase any Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Common Stock, whether now owned or hereinafter acquired, owned directly by such Selling Stockholder or with respect to which such Selling Stockholder has beneficial ownership within the rules and regulations of the Commission other than pursuant to this Agreement; provided, however, that the foregoing shall not apply to any transfer of Common Stock (i) to the Issuer pursuant to (x) the Merger Agreement, dated October 21, 2010, as amended, among the Issuer, Ventas SL I, LLC, Ventas SL II, LLC, Ventas SL III, LLC, Atria Holdings LLC, Lazard Senior Housing Partners LP, LSHP Coinvestment Partnership I LP, Atria Senior Living Group, Inc., One Lantern Senior Living Inc, and LSHP Coinvestment I Inc, (y) the Escrow Agreement, dated May 12, 2011, among Prometheus Senior Quarters LLC, Lazard Senior Housing Partners LP, LSHP Coinvestment Partnership I LP, the Issuer and JP Morgan Chase Bank N.A., as Escrow Agent, or (z) the Indemnification Agreement, dated May 12, 2011, among the Issuer, Ventas SL I, LLC, Ventas SL II, LLC, Ventas SL III, LLC, Ventas AOC Operating Holdings, Inc., Atria Senior Living Group, Inc., One Lantern Senior Living Inc, LSHP Coinvestment I Inc, Prometheus Senior Quarters LLC, Lazard Senior Housing Partners LP, LSHP Coinvestment Partnership I LP, and ASL Operating Company, LLC or (ii) by Atria Senior Living, Inc. to its officers and employees.

SECTION 4.       Payment of Expenses.

(a)           Ventas Entities Expenses.  The Ventas Entities, jointly and severally, will pay all costs, fees and expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, notarization (if necessary), and delivery to the Underwriter of this Agreement, and such other documents as may be reasonably required in connection with the offering, purchase, sale, or delivery of the Securities, (ii) the fees and disbursements of the Ventas Entities’ counsel, accountants and other advisors and the reasonable fees and expenses of one counsel to the Selling Stockholders, (iii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (provided that the Ventas Entities will only be responsible for paying costs, fees and expenses incurred under this clause (iii) in an aggregate amount not to exceed $5,000), (iv) the preparation, printing and delivery to the Underwriter of such copies of the Disclosure Package and Prospectus (including financial statements and exhibits) and any amendments or supplements thereto, as may be reasonably requested for use in connection with the offering, (v) the preparation, printing and delivery to the Underwriter of a reasonable number of copies of the Blue Sky Survey and any supplement thereto (not to exceed $10,000), (vi) the fees and expenses of any transfer agent or registrar for the Common Stock, (vii) the approval of the Securities by DTC for “book-entry” transfer, (viii)  the performance by the Ventas Entities of their other obligations under this Agreement and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b)           Selling Stockholder Expenses.  Subject to the immediately following sentence, the Selling Stockholders (in proportion to the number of Securities being offered by them) will pay all costs, fees and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriter. The Underwriter agrees to pay all applicable New York State stock transfer taxes due in connection with the sale or delivery of the Securities to the Underwriter, and the Selling Stockholders, severally and not jointly, agree to reimburse the Underwriter for associated carrying costs and for any portion of such tax payment not rebated if the Underwriter applies on the date of payment of such transfer tax for a rebate of such tax, such tax payment is not rebated on the day of payment and the Underwriter assigns its rights to such payment to the Selling Stockholders.

(c)           If (i) this Agreement is terminated pursuant to Section 8, or (ii) the Underwriter declines to purchase the Securities for any reason permitted under this Agreement, the Ventas Entities agree to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby; provided, that, notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9, such defaulting Selling Stockholder or Selling Stockholders, as the case may be, agree severally and not jointly to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby, in such proportion as the number of Securities to be sold hereunder by each such Selling Stockholder bears to the total number of Securities to be sold hereunder by all such Selling Stockholders.

SECTION 5.           Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Ventas Entities and the Selling Stockholders contained in Section 1 hereof and in certificates of any officer of any Ventas Entity or any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Ventas Entities and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For the period from and after the Applicable Time and prior to the Closing Time, with respect to the Securities:

(i)        Ventas shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)       Any material required to be filed by Ventas pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 by Rule 164(b);

(iii)      No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and Ventas shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv)      FINRA shall have raised no objections to the fairness and reasonableness of the underwriting terms and arrangements.

(b)           No Proceedings.  Except as disclosed in each of the Disclosure Package and Prospectus, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Ventas Entities, threatened against any Ventas Entity before any court or arbitrator or any governmental body, agency or official that is reasonably likely to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement; and no stop order preventing the use of the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto shall be in effect.

(c)           No Material Liabilities, Events.  Since September 30, 2011, none of Ventas or any Subsidiary shall have had any material liabilities or obligations, direct or, contingent, that were not set forth in Ventas’s consolidated balance sheet as of September 30, 2011 or in the notes thereto, incorporated by reference in the Base Prospectus, the preliminary prospectus and the Prospectus or otherwise described in the Disclosure Package and the Prospectus, other than the performance by Ventas of its obligations under ordinary course executory contracts that are not in default, that could not reasonably be expected to have a Material Adverse Effect and that are not required by GAAP, as modified by the Securities Act and the Exchange Act, to be disclosed on a regularly prepared balance sheet or in the notes thereto.  Since the respective dates as of which information is given in each of the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) none of Ventas or any Subsidiary shall have (1) incurred any liability or obligation, direct or contingent, that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there shall not have been any event or development in respect of the business or condition (financial or otherwise) of Ventas and the Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect and (c) there shall not have been any change in the long-term debt of Ventas or any of the Subsidiaries or in the authorized capitalization of Ventas.

(d)           Opinion of Counsel for the Ventas Entities.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of:

(i)            T. Richard Riney, general counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriter may reasonably request;

(ii)           Willkie Farr & Gallagher LLP, as counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibits A-2 and A-3 hereto and to such further effect as counsel to the Underwriter may reasonably request; and

(iii)          Greenberg Traurig, LLP, as regulatory counsel for the Ventas Entities, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriter may reasonably request.

(e)           Opinion of Counsel for the Selling Stockholders.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Sullivan & Cromwell LLP, counsel for the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A-5 hereto and to such further effect as counsel to the Underwriter may reasonably request.

(f)            Opinion of Counsel for the Underwriter.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, and a negative assurance letter, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g)           Officers’ Certificate.  The Underwriter shall have received a certificate of the Chief Executive Officer or President of Ventas and the Chief Financial Officer or Chief Accounting Officer of Ventas, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Ventas Entities in Section 1(a) hereof and the provisions in Sections 5(a)(i)-(iii) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) the Ventas Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(h)           Accountant’s Comfort Letter — Ventas.  At the Execution Time, the Underwriter shall have received from Ernst & Young LLP, a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Ventas and the Subsidiaries and certain financial information relating to Ventas and the Subsidiaries contained in the Disclosure Package.

(i)            Accountant’s Comfort Letter — Atria.  At the Execution Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Atria and its subsidiaries and certain financial information relating to Atria and its subsidiaries contained in the Disclosure Package.

(j)            Accountant’s Comfort Letter — NHP.  At the Execution Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of NHP and its subsidiaries and certain financial information relating to NHP and its subsidiaries contained in the Disclosure Package.

(k)           Bring-down Comfort Letter - Ventas.  At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h) hereof, except that (i) it shall cover the financial information (including any pro forma presentation) relating to Ventas and its Subsidiaries in the Prospectus and any amendment or supplement to the Disclosure Package or the Prospectus and (ii) the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l)            Bring-down Comfort Letter — Atria.  At the Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(i) hereof, except that (i) it shall cover the financial information in the Prospectus relating to Atria and any amendment or supplement to the Disclosure Package or the Prospectus related thereto and (ii) the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)          Bring-down Comfort Letter — NHP.  At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(j) hereof, except that (i) it shall cover the financial information in the Prospectus relating to NHP and any amendment or supplement to the Disclosure Package or the Prospectus related thereto and (ii) the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(n)           Good Standing.  The Underwriter shall have received on and as of the Closing Time satisfactory evidence of the good standing of Ventas and its Significant Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(o)           Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit B-1 hereto, of the officers of Ventas identified on Exhibit B-2 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Underwriter on or before the Closing Time and shall be in full force and effect at the Closing Time.

(p)           Listing of Securities.  At the Closing Time, the New York Stock Exchange shall have authorized the listing of the Securities.

(q)           Additional Documents.  At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Ventas Entities and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(r)            Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to Ventas and the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 6 shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification and Contribution.

(a)           Indemnification of the Underwriter by the Ventas Entities.  Each of the Ventas Entities, jointly and severally, agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of the Underwriter and the agents, employees, officers and directors of any such controlling person as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of Ventas; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with (A) the Underwriter Information (as defined below) or (B) information relating to the Selling Stockholders furnished to Ventas in writing by any Selling Stockholder expressly for use therein.  This indemnity agreement will be in addition to any liability that the Ventas Entities may otherwise have, including, but not limited to, liability under this Agreement.

(b)           Indemnification of the Underwriter by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent as the indemnity set forth in Section 6(a)(i) herein, to the extent and only to the extent such losses, liabilities, claims, damages or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to Ventas in writing by the Selling Stockholder expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood that such information consists solely of the name and beneficial ownership information about such Selling Stockholder set forth in the “Selling Stockholders” section of the Prospectus, a copy of which is set forth on Schedule A hereto under the caption “Furnished Information.” In no event shall a Selling Stockholder be required pursuant to this Section 6(b) to indemnify the Underwriter in an amount in excess of the net proceeds received by such Selling Stockholder from the Underwriter for the Securities after deduction of any underwriting discount or commission paid to the Underwriter by or on behalf of the Selling Stockholder.

(c)           Indemnification of Ventas Entities, Selling Stockholders, Directors and Officers.  The Underwriter agrees to indemnify and hold harmless the Ventas Entities, each of the Selling Stockholders and each person, if any, who controls any Ventas Entity or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions relating to the Underwriter, made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished by the Underwriter expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus; provided that, with respect to the preceding clause, the Ventas Entities and the Selling Stockholders acknowledge that the only information furnished in writing by the Underwriter expressly for use in the Registration Statement, any Issuer Free

Writing Prospectus, any preliminary prospectus or the Prospectus is the statements contained in the selected paragraphs attached hereto in Annex B that will be included in the “Underwriting” section of the Prospectus (the “Underwriter Information”).

(d)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Sections 6(a) or 6(b) hereof, counsel to the indemnified parties shall be selected by the Underwriter, subject to the reasonable approval of the indemnifying party, and, in the case of parties indemnified pursuant to Section 6(c) hereof, counsel to the indemnified parties shall be selected by Ventas and the Selling Stockholders, as the case may be, subject to the reasonable approval of the indemnifying party.  An indemnifying party may participate at its own expense in the defense of any such action, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party; provided further, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Underwriter in the case of Section 6(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(f)            Other Agreements With Respect to Indemnification.  The provisions of this Section 6 shall not affect any agreement among any of the Ventas Entities and the Selling Stockholders with respect to indemnification.

(g)           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Ventas Entities and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Ventas Entities and the Selling Stockholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Ventas Entities and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (a) in the case of the Ventas Entities and the Selling Stockholders, the net proceeds received by the Selling Stockholders from the offering of the Securities after deduction of any underwriting discount or commission paid to the Underwriter by or on behalf of the Selling Stockholders and (b) in the case of the Underwriter, the total discount or commission received by the Underwriter, in each case as set forth in this Agreement, bear to the net proceeds received by the Selling Stockholders from the offering of the Securities before deduction of any underwriting discount or commission paid to the Underwriter by or on behalf of the Selling Stockholders.

The relative fault of the Ventas Entities and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Ventas Entities, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Ventas Entities, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6(g) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6(g).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6(g), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Stockholder from the sale of Securities pursuant to this Agreement after deduction of any underwriting discount or commission paid to the Underwriter by or on behalf of such Selling Stockholder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6(g), each officer and director of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriter, and each officer and director of any Ventas Entity, and each person, if any, who controls any Ventas Entity within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Ventas Entity.

For purposes of this Section 6(g), each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder.

The provisions of this Section 6(g) shall not affect any agreement among any of the Ventas Entities and the Selling Stockholders with respect to contribution.

SECTION 7.           Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Ventas Entities and/or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of Ventas and/or the Selling Stockholders, and shall survive delivery of the Securities to the Underwriter.

SECTION 8.           Termination of Agreement.

(a)           Termination; General.  The Underwriter  may terminate this Agreement, by notice to Ventas and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the Execution Time or since the respective dates as of which information is given in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or Prospectus (exclusive of any amendment or supplement thereto), any material adverse change in the business, condition (financial or otherwise), results of operations, performance, properties or business prospects of Ventas and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Ventas Entities has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 6 shall survive such termination and remain in full force and effect.

SECTION 9.           Default by the Selling Stockholders.  If a Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, then the Underwriter, by notice to Ventas and the non-defaulting Selling Stockholders, may either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 4 and 6 hereof shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling

Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 9 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section 9, the Underwriter, Ventas and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time for a period not exceeding seven business days in order to effect any required change in the Prospectus or in any other documents or arrangements.

SECTION 10.         No Advisory or Fiduciary Responsibility.  Each of the Ventas Entities and each of the Selling Stockholders acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Ventas Entities and the Selling Stockholders on the one hand, and the Underwriter, on the other hand, and the Ventas Entities and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby the Underwriter is and has been acting solely as principal and is not the agent or fiduciary of the Ventas Entities and the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Ventas Entities or the Selling Stockholders with respect to any of the transactions contemplated hereby (irrespective of whether the Underwriter has advised or is currently advising the Ventas Entities or the Selling Stockholders on other matters) or any other obligation to the Ventas Entities or the Selling Stockholders with respect to such transactions except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Ventas Entities or the Selling Stockholders; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Ventas Entities or the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Ventas Entities, the Selling Stockholders and the Underwriter with respect to the subject matter hereof.  Each of the Ventas Entities and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Ventas Entities and the Selling Stockholders, as applicable, may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated hereby. This Agreement shall not affect any agreement among any of the Ventas Entities and the Selling Stockholders with respect to matters set forth in such agreement.

SECTION 11.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel, with a copy to Cahill Gordon & Reindel LLP, 80 Pine St., New York, New York 10005, attention of William M. Hartnett; notices to the Ventas Entities shall be directed to Ventas at 10350 Ormsby Park Place, Suite 300, Louisville,

Kentucky 40223, attention of T. Richard Riney, General Counsel, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention of David Boston; and notices to the Selling Stockholders shall be directed to Lazard Real Estate Partners LLC at 30 Rockefeller Plaza, New York, New York 10020, attention of Marjorie L. Reifenberg, General Counsel, with a copy to Sullivan & Cromwell LLP at 125 Broad St., New York, New York 10004, attention of William G. Farrar.

SECTION 12.         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Ventas Entities and the Selling Stockholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Ventas Entities and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Ventas Entities and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.         GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.         Submission to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.         Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.         Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

SECTION 17.         Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 18.         Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 19.         Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Ventas Entities and the Selling Stockholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Ventas and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts (including via facsimile), will become a binding agreement between the Underwriter, the Ventas Entities and the Selling Stockholders in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

VENTAS REALTY, LIMITED PARTNERSHIP

By: Ventas, Inc., its General Partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

LAZARD SENIOR HOUSING PARTNERS LP

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal and Chief Executive Officer

LSHP COINVESTMENT PARTNERSHIP I LP

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal and Chief Executive Officer

PROMETHEUS SENIOR QUARTERS LLC

By:	/s/ Matthew J. Lustig
	Name:	Matthew J. Lustig
	Title:	Managing Principal

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Auren Kule
	Name:	Auren Kule
	Title:	Vice President

SCHEDULE A

Name of Selling Stockholder	Number of Securities	Aggregate Price
Lazard Senior Housing Partners LP	4,908,094	$262,337,624.30
LSHP Coinvestment Partnership I LP	1,027,152	$54,901,274.40
Prometheus Senior Quarters LLC	15,135,412	$808,987,771.40

FURNISHED INFORMATION

Selling Stockholders

The table below sets forth the name of each selling stockholder and the number of shares of our common stock that each selling stockholder beneficially owns and that are being offered by such selling stockholder pursuant to this prospectus supplement.  We have prepared the table below based on information provided to us by or on behalf of the selling stockholders on or prior to January 3, 2012.

	Shares Beneficially Owned Before Offering	Number of Shares Being Offered	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number		Number
Lazard Senior Housing Partners LP (3)	5,769,997	4,908,094	861,903
LSHP Coinvestment Partnership I LP (4)	1,207,529	1,027,152	180,377
Prometheus Senior Quarters LLC (5)	17,793,318	15,135,412	2,657,906

(3)   Lazard Senior Housing Partners GP LLC is the General Partner of Lazard Senior Housing Partners LP.  Lazard Alternative Investments LLC is the managing member of Lazard Senior Housing Partners GP LLC.  Lazard Alternative Investments LLC is a wholly owned subsidiary of Lazard Alternative Investments Holdings LLC, which is a wholly owned subsidiary of LFCM Holdings LLC.  Each of Lazard Senior Housing Partners GP LLC, Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by Lazard Senior Housing Partners LP.

(4)   LSHP Coinvestment I GP LLC is the General Partner of LSHP Coinvestment Partnership I LP.  Lazard Alternative Investments LLC is the managing member of LSHP Coinvestment I

1

GP LLC.  Each of LSHP Coinvestment I GP LLC, Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by LSHP Coinvestment Partnership I LP.

(5)   The Managing Members of Prometheus Senior Quarters LLC are LFSRI II-CADIM Alternative Partnership L.P., LF Strategic Realty Investors II L.P. and LFSRI II Alternative Partnership L.P.  Lazard Frères Real Estate Investors L.L.C. is the General Partner of each such limited partnership.  Lazard Alternative Investments LLC is the managing member of Lazard Frères Real Estate Investors L.L.C.  Each of LFSRI II-CADIM Alternative Partnership L.P., LF Strategic Realty Investors II L.P., LFSRI II Alternative Partnership L.P., Lazard Frères Real Estate Investors L.L.C., Lazard Alternative Investments LLC, Lazard Alternative Investments Holdings LLC and LFCM Holdings LLC may be deemed to beneficially own the shares of common stock beneficially owned by Prometheus Senior Quarters LLC.

2

Exhibit A-1

FORM OF OPINION OF THE VENTAS ENTITIES’ GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(i)(1)

(1)     To be substantially consistent with the opinion delivered on February 4, 2011 (with appropriate changes to reflect that this offering is a secondary offering and not a primary offering), and incorporating any applicable changes thereto contained in the opinion delivered on May 17, 2011.

Exhibit A-2

FORM OF OPINION OF THE VENTAS ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(ii)(2)

(2)  To be substantially consistent with the opinion delivered on February 4, 2011 (with appropriate changes to reflect that this offering is a secondary offering and not a primary offering), and incorporating any applicable changes thereto contained in the opinion delivered on May 17, 2011.

Exhibit A-3

FORM OF TAX OPINION OF THE VENTAS ENTITIES’ COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(ii)(3)

(3)    To be substantially consistent with the opinion delivered on February 4, 2011 (with appropriate changes to reflect that this offering is a secondary offering and not a primary offering), and incorporating any applicable changes thereto contained in the opinion delivered on May 17, 2011.

Exhibit A-4

FORM OF OPINION OF GREENBERG TRAURIG
TO BE DELIVERED PURSUANT TO
SECTION 5(d)(iii)(4)

(4)  To be substantially consistent with the opinion delivered on February 4, 2011 (with appropriate changes to reflect that this offering is a secondary offering and not a primary offering), and incorporating any applicable changes thereto contained in the opinion delivered on May 17, 2011.

Exhibit A-5

FORM OF OPINION OF SULLIVAN & CROMWELL LLP
TO BE DELIVERED PURSUANT TO
SECTION 5(e)

[DRAFT SUBJECT TO S&C OPINION COMMITTEE REVIEW]

, 2012

[Name of Underwriter,

as Representative[s]  of the several Underwriters,

c/o [   ],

[   ],

[  ]

New York, New York [   ].

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated           , 2012 (the “Underwriting Agreement”), among Ventas, Inc., a Delaware corporation (the “Company”), the selling stockholders named therein (the “Selling Stockholders”) and you, as Representative[s] of the several Underwriters named therein (the “Underwriters”), of [   ] shares of the Company’s Common Stock, par value $0.25 per share (“Common Stock”), including [   ] shares of Common Stock to be purchased from Prometheus Senior Quarters LLC, a Delaware limited liability company (“Prometheus”), [   ] shares of Common Stock to be purchased from Lazard Senior Housing Partners LP, a Delaware limited partnership (“LSHP”), and [    ] shares of Common Stock to be purchase from LSHP Coinvestment Partnership I LP, a Delaware limited partnership (“LSHP Coinvest”), we, as special counsel for the Selling Stockholders, have examined such limited liability company, limited partnership and corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, it is our opinion that:

1.             The Underwriting Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders.

2.             The sale of the shares of Common Stock by Prometheus to the Underwriters pursuant to the Underwriting Agreement does not violate (a) the Certificate of Formation of Prometheus or (b) any Federal law of the United States, law of the State of New York or provision of the Delaware Limited Liability Act applicable to Prometheus; provided, however, that for purposes of this paragraph (2), we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as performance by Prometheus of its obligations under the Underwriting Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights.

3.             The sale of the shares of Common Stock by LSHP to the Underwriters pursuant to the Underwriting Agreement does not violate (a) the Certificate of Limited Partnership of LSHP or (b) any Federal law of the United States, law of the State of New York or provision of the Delaware Revised Uniform Limited Partnership Act applicable to LSHP; provided, however, that for purposes of this paragraph (3), we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as performance by LSHP of its obligations under the Underwriting Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights.

4.             The sale of the shares of Common Stock by LSHP Coinvest to the Underwriters pursuant to the Underwriting Agreement does not violate (a) the Certificate of Limited Partnership of LSHP Coinvest or (b) any Federal law of the United States, law of the State of New York or provision of the Delaware Revised Uniform Limited Partnership Act applicable to LSHP Coinvest; provided, however, that for purposes of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as performance by LSHP Coinvest of its obligations under the Underwriting Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights.

5.             Upon payment of the purchase price by the Underwriters for the shares of Common Stock being sold by the Selling Stockholders (the “Shares”) and the delivery to the Depository Trust Company (“DTC”) or its agent of such Shares registered in the name of Cede & Co. or such other nominee designated by DTC, and the crediting of such Shares to the several Underwriters’ accounts with DTC, all as provided in the Underwriting Agreement, the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code as adopted in the State of New York (the “Code”)) to such Shares, and no action based on an “adverse claim” (as defined in Section 8-102 of the Code) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim).

For purposes of paragraph (5) above, as to factual matters we have relied entirely upon the representations and warranties of the Selling Stockholders in the Underwriting Agreement and have assumed, without further inquiry, the accuracy of those representations.  In addition, for purposes of paragraph (5), we have assumed that (i) DTC is a “clearing corporation” as defined in Section 8-102 of the Code, (ii) the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the Code, and (iii) the Underwriters have the interest in the Shares purchased by the Underwriters credited to one or more “securities accounts” (as defined in Section 8-501 of the Code) of the respective Underwriters maintained with the DTC.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, the Delaware Limited Liability Act and the Delaware Revised Uniform Limited Partnership Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.  The opinion in paragraph (5) hereof is limited to Article 8 of the Code and does not address (i) laws of jurisdictions other than New York or laws of New York except for Article 8, (ii) what law governs interests in such security entitlements, or (iii) the effect, if any, of laws of jurisdictions other than New York on interests in such security entitlements.

In rendering the foregoing opinion, we have relied as to certain matters upon information obtained from public officials, the general partners and managing members of the Selling Stockholders, and partners, officers, employees and other representatives of the Selling Stockholders, Lazard Alternative Investments LLC, Lazard Frères Real Estate Investors L.L.C., and their respective affiliates, and other sources believed by us to be responsible, and we have assumed that each of the Selling Stockholders has been duly organized, that the certificates for the Shares conform to the specimen thereof examined by us and have been duly countersigned and registered by the transfer agent and registrar of the Common Stock, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us as special counsel for the Selling Stockholders to the Underwriters and is solely for the benefit of the Underwriters.

Very truly yours,

Exhibit B-1

FORM OF LOCK-UP LETTER

[    ], 2012

[          ]

Dear Ladies and Gentlemen:

The undersigned understands that [  ] (the “Underwriter”) entered into an Underwriting Agreement (“Underwriting Agreement”) with Ventas, Inc., (the “Company”), the other Ventas Entities (as defined in the Underwriting Agreement) and the Selling Stockholders (as defined in the Underwriting Agreement) providing for the offering (the “Offering”) by the Underwriter, of [   ] shares of the Company’s common stock, par value $0.25 per share (the “Securities”). Terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Underwriting Agreement.

To induce the Underwriter to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transfers of Common Stock by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country, (b) transfers or sales of Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the Regulations of the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of this Letter Agreement, or any amendment or replacement of any such contract, instruction or plan with the same or a different firm on or after the date hereof, so long as the aggregate number of shares of Common Stock subject to such amended or replacement contract, instruction or plan does not exceed the maximum amount of Common Stock under the original contract, instrument or plan, and the exercise of options in connection therewith or (c) the withholding of shares of Common Stock to pay taxes upon the vesting of restricted stock outstanding on the date hereof, provided that in the event of exception (a) above, (i) the transferee or donee executes and delivers to the Underwriter a lock-up agreement in form and substance reasonably satisfactory to the Underwriter, (ii) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a

Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A)), (iii) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A)) and (iv) the undersigned or the undersigned’s legal representative notifies the Underwriter at least three business days prior to the proposed transfer or disposition.  In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company, the Selling Stockholders and the Underwriter are relying upon this Letter Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholders and the Underwriter.

This Lock Up Agreement shall lapse and become null and void on the date (the “Agreement Expiration Date”) that is the first to occur of: (i) the date on which the Selling Stockholders notify the Underwriter in writing that they do not intend to proceed with the Offering, (ii) the date on which the Underwriting Agreement shall terminate or be terminated (excluding any provisions thereof related to expense reimbursement, contribution or indemnity that shall survive such termination), and (iii) the first day after the last day of the 60-day restricted period.

Very truly yours,

(Name)

(Address)

List of Individuals Subject to Lock-Up Agreements

Debra A. Cafaro

Raymond J. Lewis

T. Richard Riney

Richard A. Schweinhart

Todd W. Lillibridge

Annex A

VERBAL INFORMATION
INCLUDED IN THE
DISCLOSURE PACKAGE PROVIDED

ORALLY BY THE UNDERWRITER

1.                                      Number of shares:  21,070,658

Price:  Variable.

Annex B

SELECTED PARAGRAPHS OF THE “UNDERWRITING” SECTION OF THE PROSPECTUS

1.              If the underwriter creates a short position in the common stock in connection with the offering, i.e., if the underwriter sells more shares than are listed on the cover of this prospectus supplement, the underwriter may reduce that short position by purchasing shares in the open market. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of those purchases.

2.              In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

3.              An affiliate of the underwriter is a lender under our unsecured revolving credit facility and our unsecured term loan facilities.

4.              The underwriter is offering the shares, subject to prior sale, when, as and if offered to and accepted by the underwriter, subject to approval of legal matters by counsel and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

5.              The underwriter proposes to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to the underwriter’s right to reject any order in whole or in part.  The underwriter may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.  The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares, which may include a commission equivalent of up to $.05 per share, may be deemed underwriting compensation.